    As filed with the Securities and Exchange Commission on June 21, 1995

                                                 REGISTRATION NO. 33- __________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                               __________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                               __________________

                             GENZYME CORPORATION
            (Exact name of registrant as specified in its charter)

                MASSACHUSETTS                                                06-1047163
(State or other jurisdiction of incorporation)                  (I.R.S. Employer Identification No.)

     ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139    (617) 252-7500
  (Address and telephone number of registrant's principal executive offices)
                               __________________

                       1990 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                          HENRI A. TERMEER, PRESIDENT
                              Genzyme Corporation
                              One Kendall Square
                        Cambridge, Massachusetts 02139
                                (617) 252-7500
           (Name, address and telephone number of agent for service)

                                with copies to:

                           MAUREEN MANNING, ESQUIRE
                                Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts 02108
                                (617) 573-0304
                               __________________

                                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
     Title of each class of          Amount to be      Proposed maximum     Proposed maximum       Amount of
  securities to be registered         registered        offering price     aggregate offering     registration
                                                         per share(1)           price(1)              fee
- --------------------------------------------------------------------------------------------------------------
 Tissue Repair Division Common      400,000 shares(2)       $5.375             $2,150,000           $741.38
 Stock, $0.01 par value
- --------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on June 15, 1995 as reported by the Nasdaq National Market System.
(2)      This Registration Statement registers an additional 400,000 shares of Tissue Repair Division Common Stock ("TR Stock")
         under the 1990 Employee Stock Purchase Plan.  An aggregate of 200,000 shares of TR Stock and 750,000 shares of General
         Division Common Stock ("General Stock", formerly Common Stock) have previously been registered under such plan (SEC File
         Nos. 33-22464, 33-29440, 33-51416, 33-58353, 33-58355 and 33-68186).  Pursuant to Rule 416 under the Securities Act of
         1933, the above listed registration statements also cover shares of TR Stock issuable under such plan to the holders of
         General Division Common Stock Purchase Rights as a result of anti-dilution adjustments made in connection with the dividend on December 23, 1994 of TR Stock to all holders of record of General Stock on December 16, 1994.

================================================================================

         Statement Regarding Incorporation By Reference From Effective
                            Registration Statement.
         -------------------------------------------------------------

        Pursuant to Instruction E to Form S-8, the contents of Items 3-7 and 9 of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 31, 1995 (File No. 33-58355) are incorporated by reference in this Registration Statement. For Item 8 see Exhibit Index immediately following signature pages.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 19th day of June, 1995.

                                                GENZYME CORPORATION


                                                By /s/ Henri A. Termeer
                                                   ---------------------------
                                                   Henri A. Termeer, President

                               POWER OF ATTORNEY

        We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, David J. McLachlan,
Mark A. Hofer, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8
(including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                            TITLE                          DATE
          ---------                            -----                          ----
/s/ Henri A. Termeer                    Director and Principal           June 19, 1995
- ----------------------------------      Executive Officer


/s/ David J. McLachlan                  Principal Financial and          June 19, 1995
- ----------------------------------      Accounting Officer


/s/ Constantine E. Anagnostopoulos      Director                         June 19, 1995
- ----------------------------------

/s/ Douglas A. Berthiaume               Director                         June 19, 1995
- ----------------------------------

/s/ Henry E. Blair                      Director                         June 19, 1995
- ----------------------------------

/s/ Robert J. Carpenter                 Director                         June 19, 1995
- ----------------------------------

/s/ Charles L. Cooney                   Director                         June 19, 1995
- ----------------------------------

/s/ Henry R. Lewis                      Director                         June 19, 1995
- ----------------------------------

                                 EXHIBIT INDEX
                                 -------------
EXHIBIT                                                                             PAGE
 NUMBER                               DESCRIPTION                                  NUMBER
- -------                               -----------                                  ------
    4.1      Articles of Organization of Genzyme Corporation.  Filed as              *
             Exhibit 3.1 to Genzyme Corporation's Form 10-K dated for
             the year ended December 31, 1994 (File No. 0-14680) and
             incorporated herein by reference.

    4.2      By-laws of Genzyme Corporation.  Filed as Exhibit 3.2 to                *
             Genzyme Corporation's Form 8-K dated December 31, 1991
             (File  No. 0-14680) and incorporated herein by reference.

    4.3      Amended and Restated Rights Agreement, dated as of October              *
             13, 1994 between Genzyme Corporation and American Stock
             Transfer and Trust Company.  Filed as Exhibit 4 to the
             Genzyme Corporation's Current Report on Form 8-K filed on
             December 30, 1994 (File No. 0-14680) and incorporated
             herein by reference.

    5.1      Opinion of Palmer & Dodge as to the legality of the                     5
             securities registered hereunder.

   23.1      Consent of Coopers & Lybrand L.L.P., independent                        6
             accountants.

   23.2      Consent of Palmer & Dodge (contained in Opinion of Palmer               *
             & Dodge filed as Exhibit 5.1).

   24.1      Power of Attorney (contained on the signature page                      *
             hereto).

   24.2      Certified copy of Board of Directors' resolution                        7
             authorizing Power of Attorney.

   99.1      Genzyme Corporation 1990 Employee Stock Purchase Plan, as               8
             amended through May 18, 1995.





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